Exhibit 10.6

AMENDMENT TO THE

CINERGY CORP. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Cinergy Corp. Supplemental Executive Retirement Plan, as amended and restated effective January 1, 1999, as amended, is hereby amended as follows, effective as of December 14, 2005.

(1)           Explanation of Amendment

The Amendment eliminates certain restrictions on amendments that would otherwise apply following a change in control.

(2)           Amendment

Section 16.2 of the Plan is amended to read as follows:

“16.2       Merger, Consolidation, and Change in Control

If Cinergy should be reorganized by merger, consolidation, transfer of assets, or otherwise, so that a corporation, partnership, or person shall succeed to all or substantially all of Cinergy’s business, or a Change in Control of Cinergy occurs, then the obligations and responsibilities of Cinergy under the Plan will be assumed by any successor, acquiring corporation, or controlling entity.”

IN WITNESS WHEREOF, Cinergy Corp. has caused this Amendment to be executed and approved by its duly authorized officer effective as of December 14, 2005.

By:	/s/ TIMOTHY J. VERHAGEN
Timothy J. Verhagen
Vice President, Human Resources